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                  CONFIDENTIAL--FOR USE OF THE COMMISSION ONLY

                           CINEPLEX ODEON CORPORATION

                 SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                 MARCH 26, 1998

            PROXY FOR HOLDER OF SUBORDINATE RESTRICTED VOTING SHARES
                       SOLICITED ON BEHALF OF MANAGEMENT

   The undersigned shareholder of Cineplex Odeon Corporation (the "Corporation") hereby appoints Allen Karp, or failing him, Ellis Jacob, or failing both of the foregoing, Senator E. Leo Kolber, or instead of any of them as proxy for the undersigned, with
 power of substitution, to attend and act for and on behalf of the undersigned at the special meeting (the "Special Meeting") of shareholders of the Corporation to be held at 12:00 noon on Thursday, March 26, 1998, at Cineplex Odeon Varsity Cinemas, 55 Bloor Street West, Second Level, Toronto, Ontario, and at any adjournments or postponements thereof and to vote, as directed below, all Subordinate Restricted Voting Shares ("SRV Shares") in the capital of the Corporation which the undersigned would be entitled to vote if then personally present:

 (a) FOR [_] or AGAINST [_] or ABSTAIN FROM VOTING [_] in respect of, the Arrangement Resolution to approve an arrangement under section 182 of the Business Corporations Act (Ontario), the full text of which resolution is set out in Annex B to the Management Information Circular and Proxy Statement of the Corporation dated February 13, 1998 (the "Circular"); and

 (b) in his discretion, in accordance with his best judgment, with respect to amendments to or variations of matters identified in the accompanying Notice of Special Meeting of Shareholders and with respect to other matters which may properly come before the Special Meeting and at any adjournments or postponements thereof.

   The proxy named above will vote or abstain from voting in respect of each matter identified in the Notice of Special Meeting of Shareholders in accordance with the direction indicated above. IN THE ABSENCE OF SUCH DIRECTION, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR THE ARRANGEMENT RESOLUTION.

   The undersigned hereby ratifies and confirms all that the said proxy may do by virtue hereof, granting to the said proxy full power and authority to act for and in the name of the undersigned at the Special Meeting and at any adjournments or postponements thereof and hereby revokes any proxy or proxies heretofore given to vote, attend or act with respect to the SRV Shares.


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   THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT OF THE CORPORATION AND
 THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR WITHHELD FROM BEING VOTED, AS STATED ABOVE, IN ACCORDANCE WITH THE INSTRUCTIONS OF THE UNDERSIGNED ON ANY BALLOT THAT MAY BE CALLED FOR AND, IF THE UNDERSIGNED HAS SPECIFIED A CHOICE WITH RESPECT TO ANY MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED ACCORDINGLY AT THE SPECIAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE UNDERSIGNED HAS THE RIGHT TO APPOINT A PERSON TO ATTEND AND ACT FOR HIM AND ON HIS BEHALF AT THE SPECIAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF OTHER THAN THE PERSONS NAMED ABOVE. SUCH RIGHT MAY BE EXERCISED BY INSERTING IN THE BLANK SPACE PROVIDED ABOVE THE NAME OF THE PERSON TO BE APPOINTED, WHO NEED NOT BE A SHAREHOLDER OF THE CORPORATION, OR BY COMPLETING ANOTHER PROPER FORM OF PROXY.

   Whether or not you anticipate attending the Special Meeting in person, kindly fill in and sign this form of proxy and return it in the envelope provided. THIS FORM OF PROXY WILL NOT BE VALID UNLESS IT IS COMPLETED AND DELIVERED TO MONTREAL TRUST COMPANY OF CANADA, PROXY DEPARTMENT, 151 FRONT STREET WEST, 8TH FLOOR, TORONTO, ONTARIO, M5J 2N1 (BY FACSIMILE: 416-981-
 9800) AT ANY TIME UP TO 4:00 P.M. (TORONTO TIME) ON MARCH 24, 1998 OR, IF THE SPECIAL MEETING IS ADJOURNED OR POSTPONED, NOT LATER THAN 4:00 P.M. (TORONTO TIME) ON THE SECOND BUSINESS DAY IMMEDIATELY PRECEDING THE TIME OF SUCH ADJOURNED OR POSTPONED SPECIAL MEETING, OR WITH THE CHAIRMAN OF THE SPECIAL MEETING PRIOR TO THE COMMENCEMENT OF THE SPECIAL MEETING ON THE DAY OF THE SPECIAL MEETING OR ON THE DAY OF THE ADJOURNMENT OR POSTPONEMENT THEREOF.

   The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and the Circular, each dated February 13, 1998 and furnished herewith.

   DATED this    day of     , 1998.

                                   -------------------------------------
                                   Shareholder's Signature

                                   -------------------------------------
                                   Shareholder's Name (please print)

                                   (Please sign exactly as your name
                                   appears on your share certificates.
                                   If the shareholder is a corporation,
                                   this proxy must be executed under
                                   corporate seal or by an officer or
                                   attorney thereof duly authorized.
                                   Please date this proxy where
                                   indicated. If the date is not
                                   completed, this proxy shall be
                                   deemed to be dated on the day on
                                   which it is mailed to shareholders.
                                   This proxy ceases to be valid one
                                   year from its date).